UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒              Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS KKR Capital Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOICE IS MISSINGURGENT REQUEST RE: THE ANNUAL MEETING OF STOCKHOLDERS Dear Fellow Stockholder, We have adjourned the annual meeting of stockholders of FS KKR Capital Corp. to August 20, 2026, to help ensure we receive the necessary stockholder approvals for all the remaining proposals. Your participation is urgently needed! Please join your fellow stockholders and vote today. Please note that proxy solicitation costs are borne by FS KKR Capital Corp. stockholders. Voting now will help us manage costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. Michael Forman Chairman and CEO Future Standard Future Standard 3025 JFK Boulevard, Suite 500 Philadelphia, PA 19104 Scan the code with your phone’s camera to hear an important message. Questions? 1-844-847-5067 VOTING IS QUICK! Please call 1-844-847-5067 today to speak with a live agent and cast your vote. 3 WAYS TO VOTE TODAY BY COMPUTER Visit www.proxyvote.com Please have your proxy card in hand when accessing the website. There are easy‑to‑follow directions to help you complete the electronic voting instruction form. BY PHONE Without a proxy card: Call 1-844-847-50 M–F, 9:00 AM–10:00 PM ET to speak with a proxy specialist. With a proxy card: Call 1-800-690-6903 with a to tone phone to vote using an automated system. BY MAIL Mark, sign and date your ballot and return it in the postage-paid envelope provided.